UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2006

____________________

ICO, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-10068 (Commission File Number)	76-0566682 (I.R.S. Employer Identification No.)

1811 Bering, Suite 200
Houston, Texas 77057
(Address of principal executive offices and zip code)

(713) 351-4100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On September 15, 2006, ICO, Inc. (the “Company”) entered into an amendment and ratification agreement (the “Amendment and Ratification Agreement”) with Computershare Shareholder Services, Inc. (“CSSI”), a Delaware corporation, and its wholly-owned subsidiary Computershare Trust Company, N.A. (the “Trust Company” and collectively with CSSI, “Computershare”) relating to that certain Deposit Agreement (the “Deposit Agreement”) dated November 1993 between the Company and Society National Bank, a national banking association organized under the laws of the United States and predecessor of Computershare as Depositary (“Society National Bank”). In the Amendment and Ratification Agreement, the parties agreed that, by operation of the provisions of Section 5.04 of the Deposit Agreement, Computershare is the successor Depositary to Society National Bank, and the parties also agreed to amend various provisions of the Deposit Agreement to remove or amend references to Society National Bank and certain of its operations and business practices that are no longer in effect or otherwise inconsistent with the current business practices of Computershare. The Company and Computershare ratified the terms of the Deposit Agreement, as so amended. A copy of the Amendment and Ratification Agreement is filed as Exhibit 10.1 to this Report and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits
Exhibit	Description
10.1	Amendment and Ratification Agreement dated September 15, 2006 between Computershare Investor Services LLC and ICO, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICO, INC.

Date: September 20, 2006	By:	/s/ Jon C. Biro
	Name:	Jon C. Biro
	Title:	Chief Financial Officer and
Treasurer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment and Ratification Agreement dated September 15, 2006 between Computershare Investor Services LLC and ICO, Inc.